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                                    SUBSIDIARIES OF THE COMPANY

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
                                           JURISDICTION OF
              SUBSIDIARIES                  INCORPORATION               DOING BUSINESS AS
 1.   Sweet Factory Group, Inc.                Delaware            Sweet Factory Group, Inc.

 2.   Sweet Factory, Inc.                      Delaware            Sweet Factory, Inc.

 3.   SF Properties, Inc.                      Delaware            SF Properties, Inc.

 4.   SF Candy Company                         Delaware            SF Candy Company

 5.   Archibald Candy (Canada)                 Canada              Archibald Candy (Canada)
      Corporation                                                  Corporation

 6.   Mrs. Snyders Home Made Candies,          Illinois            Mrs. Snyders Home Made Candies,
      Inc.                                                         Inc.

 7.   Fannie May Candy Company, Inc.           Delaware            Fannie May Candy Company, Inc.

 8.   Grandmother's Candy Shops, Inc.          Illinois            Grandmother's Candy Shops, Inc.

 9.   Archibald Home Made Candies, Inc.        Illinois            Archibald Home Made Candies,
                                                                   Inc.

10.   Archibald Box Corporation                Illinois            Archibald Box Corporation

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